UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULED 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Securities Exchange Act of 1934 (Amendment No. ___)

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Edison International

Southern California Edison Company

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EDISON INTERNATIONAL AND SOUTHERN CALIFORNIA EDISON COMPANY
2244 Walnut Grove Avenue
Rosemead, California 91770

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2020

The following news release issued on April 7, 2020, supplements the 2020 Joint Proxy Statement and Notice of Annual Meeting of Edison International and Southern California Edison Company (together, the “Company”) furnished to shareholders and filed with the Securities Exchange Commission (“SEC”) on March 13, 2020. The news release is being filed with the SEC and made available to shareholders at the Company’s website at www.edison.com/annualmeeting.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NEWS

Media Contact: Ron Gales, (626) 302-2255
Investor Relations: Sam Ramraj, (626) 302-2540

Edison International and Southern California Edison
To Hold Virtual Annual Meeting of Shareholders

ROSEMEAD, Calif., Apr. 7, 2020 - Edison International (NYSE: EIX) and Southern California Edison (SCE) announced the Annual Meeting of Shareholders, to be held on April 23, 2020, at 9:00 a.m. Pacific time, has been changed to a virtual format by electronic transmission, accessible via the Internet, in accordance with California Governor Gavin Newsom’s Executive Order N-60-20 under the state of emergency declared in connection with the COVID-19 pandemic.

Due to current state and local orders to stay at home and the company’s health and safety guidelines to protect employees, customers, communities and shareholders, there will be no in-person physical location for the annual meeting. Edison International shareholders may attend the annual meeting at www.virtualshareholdermeeting.com/EIX2020 and SCE shareholders may attend at www.virtualshareholdermeeting.com/SCE2020. Shareholders may participate by entering the control number included with the proxy card or notice previously provided to them. During the annual meeting, shareholders will have an opportunity to vote and submit questions electronically.

Additional information, including the proxy materials for the annual meeting, is available on the company’s website at www.edison.com/annualmeeting. Shareholders are encouraged to vote their shares prior to the Annual Meeting by any of the methods described in the proxy materials.

About Edison International
Edison International (NYSE: EIX), through its subsidiaries, is a distributor and generator of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services. Edison Energy is independent from Southern California Edison.

About Southern California Edison
An Edison International company, Southern California Edison is one of the nation’s largest electric utilities, serving a population of approximately 15 million via 5 million customer accounts in a 50,000-square-mile service area within Central, Coastal and Southern California.

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